UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

OXiGENE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 635-7000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

In light of current conditions affecting its business and financial condition, on August 30, 2011, the Board of Directors of OXiGENE, Inc. ("OXiGENE" or the "Company") approved, and the Company has implemented, a reduction in force decreasing by 11 the number of full-time equivalent employees. Following the reduction in force, the Company will have five continuing full-time employees. Seven additional employees have been asked to remain with the Company for periods of up to six months.

The Company is offering severance benefits to the terminated employees, and anticipates recording a total charge of approximately $1,200,000, primarily associated with personnel-related termination costs. In order to provide for an orderly transition, the Company intends to implement the reduction in work force in a phased manner. Therefore, approximately $1,100,000 of the restructuring charge will be taken in the third quarter of 2011, with the remainder being taken over the following two quarters as the transition is effected. Substantially all of the charge is expected to represent cash expenditures. Upon completion of the restructuring activities, the Company expects to reduce expenses from its current levels by an annual amount of approximately $2,000,000.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As part of the reduction in force described under Item 2.05 above, Dr. David Chaplin, the Company's Head of Research and Development and Chief Scientific Officer, and Mr. James B. Murphy, the Company's Vice President and Chief Financial Officer, will be leaving their employment with the Company. Mr. Murphy is expected to remain with the Company for two months. Dr. Chaplin is expected to depart immediately.

The Company intends to enter into separation agreements with Mr. Murphy and Dr. Chaplin in connection with their departures. The terms of Mr. Murphy's and Dr. Chaplin's separation arrangements will be consistent with the severance benefits provided for in their employment agreements.

Item 8.01. Other Events.

On September 1, 2011, the Company issued a press release announcing the reduction in force and describing updates to the Company's business. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated September 1, 2011.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.
Date: September 1, 2011	By:	/s/ PETER J. LANGECKER Peter J. Langecker Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated September 1, 2011.